Exhibit (a)(3)(iii)

COMMUNITY BANKSHARES, INC.

LETTER OF TRANSMITTAL

July 6, 2005

On June 30, 2005, the Company’s shareholders approved a reverse stock split of the Company’s outstanding common stock (the “Reverse Stock Split”). Pursuant to the Reverse Stock Split, each 500 shares of the Company’s outstanding common stock, $1 par value (the “Old Shares”), were automatically converted into 1 share of common stock, $500 par value (the “New Shares”). In lieu of any remaining fractional shares, a cash payment will be made equal to $58.14 per Old Share that is not combined with other Old Shares to form a New Share.

Please transmit your Old Shares to Annette R. Fricks at Community Bankshares, 448 North Main Street, Cornelia, Georgia 30531, pursuant to the terms of this Transmittal Letter. Following the receipt of your Old Shares, you will receive 1 New Share for each 500 Old Shares which are registered in your name on the books of the Company. In lieu of any remaining fractional shares, a cash payment will be made equal to $58.14 per Old Share that is not combined with other Old Shares to form a New Share. If the special issuance instructions are completed below, a certificate for New Shares in exchange for Old Shares will be issued to the person designated in the instructions.

Your Old Shares no longer represent an ownership interest in the Company, but rather represent the right to receive the New Shares and a cash payment in lieu of any remaining fractional shares. If you do not return this Transmittal Letter and your Community Bankshares stock certificates, you will not receive your New Shares, the cash payment or any future dividends.

PLEASE FILL IN ALL APPLICABLE BLANKS; FOLLOW ALL INSTRUCTIONS CAREFULLY AND SIGN THIS LETTER OF TRANSMITTAL IN THE SPACE PROVIDED BELOW.

DESCRIPTION OF OLD SHARES

Your name should be printed and signed EXACTLY as it appears on the listed certificate(s). Enter the pertinent information where indicated.

  Social Security or Tax Identification Number: _________-______-________
		Certificate Numbers of Your Old Shares	Number of Shares on Each Certificate
Name(s):	___________________________________________
	___________________________________________	____________________	____________________
Addresses:	___________________________________________	____________________	____________________
	___________________________________________	____________________	____________________
		____________________	____________________
Telephone Number:	_____________________________________________________	____________________	____________________
		____________________	____________________
Signatures:	___________________________________________________	____________________	____________________
	___________________________________________________	____________________	____________________
		____________________	____________________
Date:	______________________________________	Total:	____________________

SPECIAL ISSUANCE INSTRUCTIONS

To be completed only if the certificate(s) for the New Shares are to be registered in the name of someone other than the registered holder(s) appearing on the Old Shares stock certificate(s) surrendered herewith. Certificate(s) to be issued to:*

Social Security or Tax Identification Number: _________-______-_________

Name:	___________________________________________	Address:	____________________________________________
	___________________________________________		____________________________________________
____________________________________________

To be completed only if the certificate(s) for the New Shares are to be issued in the name of the registered holder(s) appearing on the Old Shares certificate(s) surrendered herewith, but are to be sent to someone other than the address to which the Company delivered this Letter of Transmittal. Certificate(s) to be delivered to:*

Name:	___________________________________________	Address:	____________________________________________
	___________________________________________		____________________________________________
____________________________________________

*MEDALLION SIGNATURE GUARANTEE REQUIRED FOR ANY SPECIAL INSTRUCTIONS.

INSTRUCTIONS:

1)	YOUR STOCK CERTIFICATES REPRESENTING ALL SHARES OF COMMON STOCK OF COMMUNITY BANKSHARES, INC. THAT YOU OWN SHOULD BE INCLUDED WITH THIS LETTER OF TRANSMITTAL.

2)
SIGN AND DATE THE LETTER OF TRANSMITTAL EXACTLY AS THE NAME OF THE REGISTERED HOLDER(S) APPEARS ON THE CERTIFICATE(S). If the transmitted certificates are owned of record by two or more persons, all such owners should sign this Letter of Transmittal. If a holder has securities registered differently on separate certificates (such as having a middle initial on one certificate and the middle name is spelled out on another), he should submit as many separate Letters of Transmittal (or copies thereof) as there are different registrations of certificates.

3)
CERTIFICATES TENDERED BY EXECUTORS, administrators, trustees, guardians, corporations and the like should be accompanied by proper evidence of authority of the person(s) who executes the Letter of Transmittal. The adequacy of such evidence must be established to the satisfaction of the Company.

4)
YOU SHOULD SEND OR DELIVER YOUR STOCK CERTIFICATES representing the Old Shares to Annette R. Fricks at Community Bankshares, Inc., 448 North Main Street, Cornelia, Georgia 30531. The method you use to deliver this Letter of Transmittal and any certificates is at your option and risk. If delivery is by mail, you may want to use insured registered mail. If you have any questions, you may contact Annette R. Fricks at (706) 776-2265.

5)
INDICATE UNDER “SPECIAL ISSUANCE INSTRUCTIONS” the name and address to which the certificate for the New Shares exchanged for the Old Shares is to be issued if different from the name or address of the person(s) indicated as the registered owner(s) of the Old Shares or if the New Shares are to be sent to an address other than the one to which this Letter of Transmittal was sent. Medallion Guarantee is required for any Special Issuance Instructions. See below.

6)
SHAREHOLDERS WHO HAVE LOST OR MISPLACED, OR ARE OTHERWISE UNABLE TO LOCATE THEIR CERTIFICATE(S) may nevertheless transmit their Old Shares by executing and delivering an Affidavit of Loss and Agreement of Indemnity in form and substance satisfactory to the Company. Such documents may be obtained from the Company by writing to the Company at the address set forth in instruction (4), or, by contacting Annette R. Fricks at the above telephone number.

7)
CERTIFICATES REPRESENTING COMMON STOCK SHOULD BE SURRENDERED PROMPTLY. Until such surrender, no issuance or delivery of New Shares, cash payment for Old Shares or future dividend payments will be made. Such certificates now represent solely the right to receive New Shares and a cash payment in lieu of any remaining fractional shares.

8)
YOU MUST COMPLETE, SIGN AND DATE THIS FORM AND SIGN AND DATE THE FORM W-9 ON PAGE 3. The Form W-9 is used by the Internal Revenue Service to certify Social Security and Tax Identification numbers. Please note that the Company may be required to withhold 28% of any dividend or cash payment made to an individual who has not certified his Social Security number through a Form W-9.

MEDALLION GUARANTEE (IF APPLICABLE)

Your signature must be guaranteed if either:

•	You have provided Special Issuance Instructions requesting that shares be registered in the name of someone other than the registered holder, OR
•	You have indicated any changes to your mailing address in Special Issuance Instructions

Your signature may be guaranteed by an authorized officer of a bank that is a member of the Federal Deposit Insurance Corporation, a trust company, a member of a domestic stock exchange, or other eligible guarantor institution. A notary public cannot guarantee your signature.

Authorized Officer to Place Stamp Here

Guarantor’s Signature ______________________________	Title __________________________________	Date __________________________

TO BE COMPLETED BY ALL SHAREHOLDERS

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THIS OFFER.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)

Part 1 - Taxpayer Identification Number

Please provide your taxpayer identification number in the box at right. (For most individuals, this is your social security number.) Certify by signing and dating below.
Social Security Number or Employer Identification Number
(If awaiting Taxpayer Identification Number, write “Applied For”)

Part 2 - Certification:

Under penalties of perjury, I certify that:
(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to back-up withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions-You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature: _______________________________________________ Date: ___________________________

NOTE:	YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable cash payments made to me thereafter will be withheld until I provide a taxpayer identification number.

Signature: _______________________________________________  Date: ___________________________